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                                                                    Exhibit 99.1


EGLOBE, INC.                                                        NEWS RELEASE
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FOR IMMEDIATE RELEASE                      TRADING SYMBOL:                  EGLO
DATE:  APRIL 18, 2001                      STOCK EXCHANGE:                 OTCBB

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COMPANY CONTACT:
Allen Mandel
202 822 8981





                   EGLOBE FILES VOLUNTARY CHAPTER 11 PETITION

WASHINGTON, D.C., APRIL 18, 2001 -- EGLOBE, INC. (OTCBB: EGLO) today announced that it has filed a voluntary petition for relief, for itself and 16 U.S. subsidiaries, under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware. The Company's operations outside the U.S. are not included in the petition.

During this process, eGlobe plans to continue operating its Latin American IP and satellite business, its VOIP and enhanced service operations in the Asia Pacific region, its OASIS call center and its Vogo networks business. eGlobe has arranged for debtor in possession financing, which it believes will allow it to continue to explore strategic alternatives with respect to its business and properties.


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ABOUT EGLOBE

EGLOBE is a global provider of enhanced Internet services for the world's telephone companies and Internet Service Providers. eGlobe's services include:
Voice over IP, voice portal, unified messaging services and customer support. eGlobe provides its services principally to large national telephone companies, to ISPs and portals.

Certain statements in this news release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statement. Forward-looking statements are identified by the use of such terminology as "believes," "expects," "may," "will," "should," "anticipates," "plans," "estimates," and "intends" or derivations or negatives thereof or comparable terminology. Accordingly, such statements involve risks (known and unknown) and uncertainties. These risks and uncertainties include the Company's ability to timely and fully complete its plan of reorganization, which in turn will depend on a multitude of factors, including the timely approval of the plan by the bankruptcy court and affected parties, the availability of sufficient capital to fund the Company's operations during the bankruptcy proceedings and the continued willingness of the Company's customers, vendors and employees to maintain their relationships with the Company during this period. The Company undertakes no obligation to update or advise upon any such forward-looking statement.

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